Exhibit 10.17

INVESTCORP US PRIVATE CREDIT BDC II

CLASS D SHARES

EXPENSE SUPPORT AGREEMENT

THIS EXPENSE SUPPORT AGREEMENT (the “Agreement”) is effective as of the 5th day of January 2026, by and between INVESTCORP US PRIVATE CREDIT BDC II, a Delaware statutory trust (the “Fund”), and the investment adviser of such Fund, CM INVESTMENT PARTNERS LLC (the “Adviser”).

WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”) as a closed-end management investment company;

WHEREAS, the Adviser renders advice and services to the Fund pursuant to the terms and provisions of an Investment Advisory Agreement between the Fund and the Adviser dated as of the 5th day of January 2026 (the “Investment Advisory Agreement”); and

WHEREAS, the Fund’s Board of Trustees (the “Board”) and the Adviser have determined that it is appropriate and in the best interests of the Fund to limit the expenses of Class D Shares of the Fund and, therefore, have entered into this Agreement in order to maintain the Fund’s Class D expenses as set forth herein;

NOW THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties, intending to be legally bound hereby, mutually agree as follows:

1.
Definition. For purposes of this Agreement, the term “Expenses” with respect to Class D Shares of the Fund, is defined to include all expenses of every character of the Fund incurred in connection with Class D Shares except (1) management fees and incentive fees paid under the Investment Advisory Agreement; (2) acquired fund fees and expenses; and (3) custody fees. For the avoidance of doubt, the term “Expense” includes the Fund’s organizational and initial offering costs.
2.
Reimbursement of Expenses. The Adviser hereby agrees to reimburse a portion of Class D’s total annual Expenses equal to 0.10% of Class D’s average monthly net assets, on an annualized basis, if Class D’s total net assets are equal to or greater than $50,000,000. The amount of such reimbursement shall be calculated daily and paid on a monthly basis.
3.
Term. This Agreement shall become effective on the date first above written and shall remain in effect unless and until the Board or the Adviser approves its termination.
4.
Termination. This Agreement may be terminated at any time, and without payment of any penalty, by the Board of Trustees of the Fund, upon sixty (60) days’ written notice to the Adviser. This Agreement may also be terminated at any time, and without payment of any penalty, by the Adviser, upon sixty (60) days’ written notice to the Board. This Agreement will automatically terminate if the Investment Advisory Agreement is terminated, with such termination effective upon the effective date of the Investment Advisory Agreement’s termination.
5.
Assignment. This Agreement and all rights and obligations hereunder may not be assigned without the written consent of the other party.
6.
Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.
7.
Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the 1940 Act and the Investment Advisers Act of 1940, as amended, and any rules and regulations promulgated thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.

INVESTCORP US PRIVATE CREDIT BDC II		CM INVESTMENT PARTNERS LLC
By:	/s/ Suhail A. Shaikh	By:	/s/ Suhail A. Shaikh
Name:	Suhail A. Shaikh	Name:	Suhail A. Shaikh
Title:	President and Chief Executive Officer	Title:	Chief Investment Officer

[Signature Page to Expense Support Agreement (Class D Shares)]